Exhibit 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this statement on Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: September 14, 2017

ESTERA TRUST (JERSEY) LIMITED in its capacity as trustee of THE RYFOLD TRUST

By:	/s/ Brendan Dowling
Name:	Brendan Dowling
Title:	Director

ESTERA TRUST (JERSEY) LIMITED

By:	/s/ Brendan Dowling
Name:	Brendan Dowling
Title:	Director

RYFOLD LIMITED

By:	/s/ Brendan Dowling
Name:	Brendan Dowling
Title:	Director

GIVOLON LIMITED

By:	/s/ Brendan Dowling
Name:	Brendan Dowling
Title:	Director